EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111    Fax (973) 942-9816
www.greatercommunity.com

FOR IMMEDIATE RELEASE

Greater Community Bancorp
Declares Cash Dividend

TOTOWA, NJ – March 23, 2005 – At its regular meeting held March 22, 2005, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a per share cash dividend of $0.12 on its outstanding common stock, payable April 29, 2005 to shareholders of record on April 15, 2005.

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates sixteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. The banking subsidiaries provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company through its banking subsidiary, Greater Community Bank, owns an equipment leasing and financing subsidiary, Highland Capital Corp. In addition, Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).

CONTACT At Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp